Rule 424(b)(2)
			Registration Nos. 333-38227
	NASD File No. 961029005
	Cusip #: 52517PME8

PRICING SUPPLEMENT NO. 284
Trade Date: December 19, 1997 to Prospectus
Supplement dated December 17, 1997
and Prospectus dated December 3, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100.00%

Agent's Commission: .25%

Original Issue Date: 12/23/97

Interest Rate Per Annum:  6.20%

Interest Payment Dates:	Every 2/15 and 8/15 commencing on 2/15/98

Maturity Date:  12/23/99

These Notes, issued under Pricing Supplement No. 284, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $34,000,000 and relates only to Pricing Supplement No. 284. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $12,403,325,000 and, to date, including this offering, an aggregate of $10,952,325,000 Medium-Term Notes, Series E has been issued and $6,991,090,000 are outstanding.














			Lehman Brothers Holdings




								By:
		            	             Name: Marc Silverman
				      		  Title: Treasurer